Exhibit 23

[WEAVER & MARTIN, LLC LETTERHEAD]

NATUROL HOLDINGS LTD.

We hereby consent to use in this Form 10-KSB of our report dated December 31, 2003.

/S/Weaver & Martin, LLC

Weaver & Martin, LLC

Kansas City, Missouri

March 30, 2004